EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Lightwave Logic, Inc.

We consent to the incorporation by reference in this Registration Statement of Lightwave Logic, Inc. on Form S-8 to be filed on June 30, 2023 of our reports dated March 1, 2023, relating to the financial statements of Lightwave Logic, Inc. and the effectiveness of internal control over financial reporting, which reports were included in the Annual Report on Form 10-K filed March 1, 2023.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: June 30, 2023